EXHIBIT 99.1


                          [Health Sciences Group logo]

                                  PRESS RELEASE


         Health Sciences Group acquires minority interest in profitable pharmaceutical company and executes LOI to acquire majority interest;

                Positions itself to become significant player in
                    pharmaceutical and biotechnology markets


         LOS ANGELES, October 24, 2001 - Health Sciences Group, Inc. (the "Company") (OTCBB: HESG) announced today that it has closed on the acquisition of 24.34% equity interest in Biofarm, SA, a leading international pharmaceutical company. As part of its new business strategy, the Company plans to leverage this acquisition to launch its new business plan of acquiring and integrating into a collaborative network, companies operating in the fields of pharmaceuticals, nutraceuticals, and biotechnology. In addition, management announced that it has signed a letter of intent to acquire an additional 50% of the outstanding capital stock of Biofarm, which would increase its equity interest to over 74% of the total shares outstanding, upon closing.

         Fred E. Tannous, Chief Executive Officer of Health Sciences Group commented, "We are very excited to have completed the first step in acquiring Biofarm and look forward to securing a majority interest in the near future. With its strong management team, excellent product line and significant growth prospects, we view Biofarm as the cornerstone from which we plan to launch our acquisition growth strategy." For the fiscal year ended 2000, Biofarm reported revenues of $7.4 million and net income of nearly $500,000 and is currently on pace to generate revenues of approximately $9 million with net income estimated at approximately $1.5 million for fiscal year ending 2001. "We view the acquisition of Biofarm as the first of many more to come. By focusing on companies with solid fundamentals and a profitable track record, we expect to rapidly become a leading acquisition-oriented company," he added.

            As part of its new business focus, the Company announced certain management changes. The changes include the appointment of Harry Branch as the Chairman of the Board of Directors of Health Sciences Group, Inc. and Bill Glaser assuming the role of President. "We are very excited about the addition of Harry to our team. His skill set, expertise and resources in finance, mergers and acquisitions, and business operations will be invaluable to the Company as we implement our acquisition growth strategy," commented Mr. Glaser. In addition to holding the position of Chief Executive Officer, Fred E. Tannous will assume the role of Chief Financial Officer. Mr. Tannous will continue to hold the position of Treasurer and Mr. Glaser will remain the Secretary.

                                 //continued...

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HARRY S. BRANCH

            Mr. Branch is Principal of Branch & Associates, a UK-based accounting firm specializing in corporate finance transactions. He has over 20 years of experience in conducting valuations and feasibility studies for clients in various industries, including aerospace, commercial insurance, and pharmaceuticals. During this time, Mr. Branch was successful in completing over $140 million in transaction value. Prior to founding Branch & Associates in 1990, as Managing Director of his own financial advisory firm, Mr. Branch advised on financial restructuring transactions for companies in distress situations. He was also effective in negotiating equity and debt placements, structuring mergers and acquisitions, and advising on tax efficient strategies for high-net-worth individuals. Mr. Branch has attained Professional Part II qualifications with the Institute of Cost and Management Accountants (UK) with distinctions in corporate law and taxation.


FRED E. TANNOUS

            As former Sr. Manager of Investments & Acquisitions for DIRECTV, Inc., a wholly-owned subsidiary of Hughes Electronics Corporation, Mr. Tannous was involved in various capacities including valuing, structuring, and executing strategic investments and relationships with synergistic new media enterprises. In addition to overseeing the company's equity portfolio, he was involved in creating valuation models, structuring exit strategies, pricing warrants and derivatives, and working closely with investment bankers to implement corporate value enhancements. Prior to joining DIRECTV, Mr. Tannous was with the corporate treasury organization of Hughes where he assisted in conducting valuations and effectuating financing transactions for the company's satellite and network communication units. Previously, Mr. Tannous served as Treasurer and Chief Financial Officer of a gaming and lodging concern with operations in Colorado. In addition to overseeing the company's finance and accounting activities, he was instrumental in facilitating equity financings and credit facilities. As Managing Director of F.E. Tannous & Co., Mr. Tannous consulted to several start-up ventures in various industries including food, retail, wireless telecommunications, and Internet-related e-commerce. During this time, he developed business plans, generated pro-forma financials, advised on business strategy and capital structure, and arranged venture financing through private placements and public offerings. Mr. Tannous received an MBA in finance and accounting from the University of Chicago Graduate School of Business. He also holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.


                                 //continued...

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BILL GLASER

            Mr.  Glaser is founder and Chief  Executive  Officer of  HealthyUSA,
Inc., a start-up venture established in July 1999 for the purpose of acquiring and operating companies in the space of health-conscious living. Prior, Mr. Glaser founded and served as the Chief Executive Officer of a comprehensive strategic/management consulting firm which focused primarily on business strategy, finance, marketing, and management consulting services for both public and private companies. From September 1991 to July 1994, Mr. Glaser was a registered principal of a regional stock brokerage firm where he gained diverse experience in finance, management, marketing, sales, and public company relations. Previously, he was a registered representative at Drexel Burnham Lambert and Smith Barney. Mr. Glaser holds a Bachelors degree in finance and economics from the Ithaca College - School of Business.


                               ABOUT BIOFARM, S.A.

         Established in 1924, Biofarm is a pharmaceutical company which manufactures pharmaceutical drugs produced from biologically active substances. The company currently manufactures 60 pharmaceutical products in compressed, molded and coated tablets, soft gelatinous capsules, powders and granules, injection solutions, sprays, external and internal use solutions, syrups, and eye drops. Biofarm has its operations in Bucharest, Romania with international sales and distribution.

                        ABOUT HEALTH SCIENCES GROUP, INC

         Health Sciences Group, Inc. is in the business of acquiring, integrating, and operating companies involved in health-related businesses. The Company seeks to establish a collaborative network of companies operating in the fields of pharmaceuticals, nutraceuticals, and biotechnology. Drawing on diverse experiences and extensive resources brought together by its seasoned management team and prestigious advisory board, the Company plans to expand internationally by acquiring and operating profitable, under-valued companies. Management expects to further enhance profitability through organic growth, cost reductions and synergistic efficiencies.


                                 //continued...



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                           FORWARD LOOKING STATEMENTS

         This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's or its industry's results, levels of activity, performance, or achievements to be significantly different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, events, levels of activity, performance, or achievements. Neither the Company nor its management assume responsibility for the accuracy and completeness of the forward-looking statements.

                                     #######

CONTACT INFORMATION:

Health Sciences Group, Inc.
Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, CA 90045

Fred E. Tannous, Chief Executive Officer
Bill Glaser, President
Tel: (310) 242-6700
Fax: (310) 362-8607
Email: Info@HSciences.com

American Financial Communications, Inc.
655 Redwood Highway, Suite 255
Mill Valley, CA 94941
Terry McGovern or Richard Carpenter
Tel: (415) 389-4670
Fax: (415) 389-4694





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